(NASDAQ:OSBC)		Exhibit 99.1

Contact:	J. Douglas Cheatham	For Immediate Release
	Chief Financial Officer	October 21, 2015
(630) 906-5484

Old Second Reports Third Quarter 2015 Net Income of $3.9 million

AURORA, IL, October 21, 2015  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the third quarter of 2015.  The Company reported net income of $3.9 million for the third quarter of 2015, compared to net income of $2.9 million in  the third quarter of 2014.  The Company’s net income available to common stockholders of $3.6 million, or $0.12 per diluted share for the third quarter of 2015, compared to $1.9 million, or $0.06 per diluted share, in the third quarter of 2014.    The 2014 per share information reflects a redemption of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Stock”) that was completed in the second quarter of 2014.  Third quarter 2015 per share information reflects subsequent redemption and the final redemption in 2015 of the Company's remaining Series B Stock.

Operating Results

•

Third quarter 2015 net income before taxes increased by $1.7 million, or 35.7%, from the third quarter of 2014 but decreased 4.0% from the second quarter of 2015.  When compared to the third quarter of 2014, the quarter reflects slightly improved net interest income, lower noninterest expense and a loan loss reserve release of $2.1 million offset by lower noninterest income.    The net income decrease from the second quarter of 2015 was driven by reduced revenues largely offset by lower noninterest expense.    Third quarter 2015 noninterest income reflects a $1.1 million writedown on the now closed branch in Batavia, Illinois.  Noteworthy linked quarter expense decreases are found in other real estate owned (“OREO”) expense, resulting from decreased valuation reserve expense, reductions in bonus accrual, lower commissions on residential mortgage origination and moderation in healthcare costs. Third quarter 2015 net income available to common stockholders of $3.6 million compares to $3.4 million for the second quarter of 2015.  Results for 2015 reflect lower preferred stock dividends as a result of management’s decision to redeem an additional portion of the outstanding Series B Stock in 2015.

•

Noninterest expense of $16.2 million for the third quarter of 2015  was 11.4% lower than the results in the third quarter of 2014.  OREO expense, net for the third quarter of 2015 declined 51.3% from the third quarter of 2014.

•

On July 14, 2015, the Company provided notice that it was redeeming the remaining 31,553 issued and outstanding shares of the Company’s Series B stock. This redemption was completed in the third quarter with a redemption price of the stated liquidation value of $1,000 per share, together with any accrued and unpaid dividends accumulated to, but excluding, the redemption date.

Capital Ratios

	September 30,	June 30,	March 31,
	2015	2015	2015
The Bank's common equity tier 1 capital ratio	15.94%	17.49%	16.88%
The Company's common equity tier 1 capital ratio	10.26%	9.82%	9.44%
The Bank's total capital ratio	17.10%	18.75%	18.14%
The Company's total capital ratio	15.36%	17.10%	17.28%
The Company's tier 1 leverage capital ratio	8.46%	10.02%	9.82%

•	All ratios presented are based on the regulatory capital rules in effect on January 1, 2015. The Bank ratios shown above exceed levels required to be considered “well capitalized”.

All ratios have been adjusted to correctly account for the Company’s derivative holdings and bank owned life insurance as risk weighted assets under the regulatory capital rules in effect on January 1, 2015.  This resulted in immaterial changes in the capital ratios of the Bank and the Company.  The change in risk weighted assets and change in ratios has no impact on the Company’s historical financial statements or stockholders’ equity, which were stated in accordance with generally accepted accounting principles.

Asset Quality & Earning Assets

•	Nonperforming loans declined to $18.5 million at September 30, 2015, from $19.3 million at June 30, 2015, as nonaccrual loans were reduced.
•

OREO assets decreased in the third quarter to end at $24.5 million at September 30, 2015, compared to $32.0 million at June 30, 2015.  New additions to the OREO portfolio in third quarter were modest.  Valuation writedowns continued with a quarterly expense of $1.1 million.

•

Loans decreased from year end 2014 and are $26.0 million lower compared to June 30, 2015.  Third quarter 2015 average loans (including loans held-for-sale) decreased by $8.1 million from the second quarter of 2015, but increased $7.3 million compared to the third quarter of last year.

•

Securities held-to-maturity at amortized cost total $250.0 million at September 30, 2015.  This total compares to $253.4 million at June 30, 2015.    September 30, 2015, available-for-sale securities at fair value totaled $408.8 million, which is an increase from $399.8 million at June 30, 2015, and $385.5 at December 31, 2014.

•

Management review of the loan portfolio concluded that a loan loss reserve release of $2.1 million was appropriate in the third quarter. Loan loss reserve releases were taken in three quarters last year and also in the second quarter of 2015.  Management implemented changes in the process used to determine the required loan loss reserve to update the Bank’s reserve methodology.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(In thousands - unaudited)

	Quarters Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$18,563	$12	0.25	$29,880	$19	0.25	$38,603	$25	0.25
Securities:
Taxable	642,413	3,471	2.16	635,469	3,372	2.12	600,386	3,586	2.39
Non-taxable (TE)	19,318	187	3.87	29,424	251	3.41	12,237	169	5.52
Total securities	661,731	3,658	2.21	664,893	3,623	2.18	612,623	3,755	2.45
Dividends from Reserve Bank and FHLBC stock	8,271	76	3.68	8,409	77	3.66	9,085	78	3.43
Loans and loans held-for-sale[1]	1,144,413	13,415	4.59	1,152,485	13,566	4.66	1,137,137	13,429	4.62
Total interest earning assets	1,832,978	17,161	3.68	1,855,667	17,285	3.69	1,797,448	17,287	3.78
Cash and due from banks	28,999	-	-	29,153	-	-	32,459	-	-
Allowance for loan losses	(18,607)	-	-	(20,546)	-	-	(24,492)	-	-
Other noninterest bearing assets	211,646	-	-	219,239	-	-	230,232	-	-
Total assets	$2,055,016			$2,083,513			$2,035,647

Liabilities and Stockholders' Equity
NOW accounts	$347,754	$76	0.09	$334,694	$73	0.09	$321,968	$68	0.08
Money market accounts	291,663	71	0.10	296,872	71	0.10	299,846	70	0.09
Savings accounts	250,031	38	0.06	254,243	39	0.06	238,528	37	0.06
Time deposits	404,896	799	0.78	410,066	771	0.75	437,597	1,073	0.97
Interest bearing deposits	1,294,344	984	0.30	1,295,875	954	0.30	1,297,939	1,248	0.38
Securities sold under repurchase agreements	31,466	1	0.01	31,234	-	-	27,266	1	0.01
Other short-term borrowings	14,674	5	0.13	22,638	7	0.12	12,174	4	0.13
Junior subordinated debentures	58,378	1,072	7.35	58,378	1,071	7.34	58,378	1,072	7.35
Subordinated debt	45,000	205	1.78	45,000	202	1.78	45,000	199	1.73
Notes payable and other borrowings	500	1	0.78	500	-	-	500	4	3.13
Total interest bearing liabilities	1,444,362	2,268	0.62	1,453,625	2,234	0.61	1,441,257	2,528	0.70
Noninterest bearing deposits	431,052	-	-	435,093	-	-	389,246	-	-
Other liabilities	9,782	-	-	10,962	-	-	11,416	-	-
Stockholders' equity	169,820	-	-	183,833	-	-	193,728	-	-
Total liabilities and stockholders' equity	$2,055,016			$2,083,513			$2,035,647
Net interest income (TE)		$14,893			$15,051			$14,759
Net interest income (TE)
to total earning assets			3.22			3.25			3.26
Interest bearing liabilities to earning assets	78.80%			78.33%			80.18%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 13 and includes fees of $459,000,  $463,000 and $600,000 for the third quarter of 2015, the second quarter of 2015 and the third quarter of 2014, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income on a linked quarter basis decreased $132,000.  Quarterly average earning assets decreased $22.7 million from the second quarter of 2015 for a total of $1.83 billion,  while yield on earning assets was essentially unchanged.  Year over year third quarter average loans, including loans held-for-sale, increased.

Noninterest Income

				3rd Qtr 2015
	Three Months Ended			Percent Change From
(in thousands)	3rd Qtr	2nd Qtr	3rd Qtr	2nd Qtr	3rd Qtr
	2015	2015	2014	2015	2014
Trust income	$1,444	$1,596	$1,483	(9.5)	(2.6)
Service charges on deposits	1,766	1,779	1,838	(0.7)	(3.9)
Residential mortgage banking revenue	1,275	2,476	1,340	(48.5)	(4.9)
Securities (loss) gains, net	(57)	(12)	1,231	(375.0)	(104.6)
Increase in cash surrender value of bank-owned life insurance	203	283	304	(28.3)	(33.2)
Debit card interchange income	1,004	1,050	1,011	(4.4)	(0.7)
Loss on disposal and transfer of fixed assets	(1,143)	-	(121)	N/A	N/A
Other income	1,156	1,092	1,237	5.9	(6.5)
Total noninterest income	$5,648	$8,264	$8,323	(31.7)	(32.1)

As shown above, noninterest income experienced no noteworthy linked quarter improvements in the third quarter.  The Company continued to experience good mortgage loan origination results in the quarter by operating effectively in a favorable market environment.  However, valuation adjustments in the third quarter detracted from total residential mortgage banking revenue.  Cash surrender value of bank-owned life insurance decreased on a linked quarter basis in light of market declines in investment value.  Other noninterest income for the third quarter of 2015 is impacted by the impairment charge related to the closing of a Bank branch in Batavia, Illinois.  Year over year quarterly noninterest income is down 31.7% with all categories essentially unchanged, reduced or down sharply.

Noninterest Expense

				3rd Qtr 2015
	Three Months Ended			Percent Change From
(in thousands)	3rd Qtr	2nd Qtr	3rd Qtr	2nd Qtr	3rd Qtr
	2015	2015	2014	2015	2014
Salaries	$6,843	$7,292	$7,141	(6.2)	(4.2)
Bonus	238	454	475	(47.6)	(49.9)
Benefits and other	1,179	1,403	1,240	(16.0)	(4.9)
Total salaries and employee benefits	8,260	9,149	8,856	(9.7)	(6.7)
Occupancy expense, net	1,156	1,094	1,143	5.7	1.1
Furniture and equipment expense	1,110	1,065	989	4.2	12.2
FDIC insurance	373	377	649	(1.1)	(42.5)
General bank insurance	308	310	371	(0.6)	(17.0)
Amortization of core deposit intangible asset	-	-	154	N/A	(100.0)
Advertising expense	434	353	291	22.9	49.1
Debit card interchange expense	379	400	418	(5.3)	(9.3)
Legal fees	279	420	332	(33.6)	(16.0)
Other real estate owned expense, net	977	2,388	2,007	(59.1)	(51.3)
Other expense	2,968	3,371	3,134	(12.0)	(5.3)
Total noninterest expense	$16,244	$18,927	$18,344	(14.2)	(11.4)
Efficiency ratio (defined below)	73.73%	70.44%	73.51%

The efficiency ratio shown in the table above is calculated as noninterest expense excluding core deposit intangible amortization and OREO expenses divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and with a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense decreased on a linked quarter basis reflecting reduced bonus accrual expense, lower levels of residential mortgage commission expense, improved but still elevated OREO expense and reduced other noninterest expense.  Expenses were flat or down in the third quarter 2015 compared to the same period in 2014 for most categories.  Third quarter 2015 total noninterest expense was 11.4% lower than the third quarter 2014 total.

Earning Assets

				September 30, 2015
	Major Classification of Loans as of			Percent Change From
(in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2015	2015	2014	2015	2014
Commercial	$120,036	$123,372	$106,592	(2.7)	12.6
Real estate - commercial	609,937	612,379	600,649	(0.4)	1.5
Real estate - construction	23,461	32,157	41,936	(27.0)	(44.1)
Real estate - residential	354,106	365,989	365,602	(3.2)	(3.1)
Consumer	4,005	3,854	3,142	3.9	27.5
Overdraft	423	408	1,198	3.7	(64.7)
Lease financing receivables	9,697	8,571	8,398	13.1	15.5
Other	10,345	11,391	12,757	(9.2)	(18.9)
	1,132,010	1,158,121	1,140,274	(2.3)	(0.7)
Net deferred loan costs	902	762	608	18.4	48.4
	$1,132,912	$1,158,883	$1,140,882	(2.2)	(0.7)

Third quarter loan production did not improve from recent trends leading to an overall decrease of $26.0 million in total loans from June 30, 2015.  Volume decreases for the quarter are seen in most portfolio segments, most notably in real estate.  Management continued to emphasize loan quality and transactions in our core market area that the Company expects will develop as long-term relationship opportunities.

The investment portfolio ended the third quarter of 2015 at $658.9 million,  an increase from $653.3 million at June 30, 2015.  Available-for-sale purchases during the quarter totaled $33.2 million, $23.2 million of which were asset-backed securities collateralized by student loans, and a $10.0 million tax anticipation warrant issued by a local school district.  During the third quarter there were sales totaling $14.1 million, which included a $1.2 million corporate bond, a $9.4 million asset-backed security and the $3.4 million mortgage-backed security.  These sales generated a realized loss of $57,000 for the quarter.

Asset Quality

In Thousands

	As Of			Percent Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
	2015	2015	2014	2015	2014
Nonaccrual loans	$18,224	$18,976	$31,508	(4.0)	(42.2)
Nonperforming troubled debt restructured loans accruing interest	307	308	107	(0.3)	186.9
Loans past due 90 days or more and still accruing interest	-	-	44	-	(100.0)
Total nonperforming loans	18,531	19,284	31,659	(3.9)	(41.5)
Other real estate owned	24,451	31,964	40,877	(23.5)	(40.2)
Total nonperforming assets	$42,982	$51,248	$72,536	(16.1)	(40.7)

30-89 days past due loans	$3,358	$5,296	$1,541
Nonaccrual loans to total loans	1.6%	1.6%	2.8%
Nonperforming loans to total loans	1.6%	1.7%	2.8%
Nonperforming assets to total loans plus OREO	3.7%	4.3%	6.1%

Allowance for loan losses	$16,613	$18,321	$23,330
Allowance for loan losses to loans	1.5%	1.6%	2.0%
Allowance for loan losses to nonaccrual loans	91.2%	96.5%	74.0%

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Total nonperforming loans were $18.5 million at September 30, 2015, compared to $19.3 million at June 30, 2015, on reductions in nonaccrual loans.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard,  as shown below.  The increase in classified loans is essentially limited to one large relationship.  Management review of the loan portfolio concluded that a loan loss reserve release of $2.1 million was appropriate in the third quarter.

				September 30, 2015
	Classified loans as of			Percent Change From
(in thousands)	September 30,	June 30,	September 30,	June 30,	September 30,
	2015	2015	2014	2015	2014
Real estate-construction	$3,803	$3,952	$4,298	(3.8)	(11.5)
Real estate-residential:
Investor	806	975	3,407	(17.3)	(76.3)
Owner occupied	7,179	7,051	7,797	1.8	(7.9)
Revolving and junior liens	3,599	3,292	3,675	9.3	(2.1)
Real estate-commercial, nonfarm	7,354	3,705	24,768	98.5	(70.3)
Real estate-commercial, farm	1,272	1,272	-	-	-
Commercial	616	698	4,251	(11.7)	(85.5)
Other	1	1	1	-	-
	$24,630	$20,946	$48,197	17.6	(48.9)

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Three Months Ended
(in thousands)	September 30,	% of	June 30,	% of	September 30,	% of
	2015	Total	2015	Total	2014	Total
Real estate-construction
Homebuilder	$(9)	2.3	$(47)	(8.4)	$-	-
Land	(4)	1.0	(2)	(0.4)	-	-
Commercial speculative	(190)	48.5	-	-	-	-
All other	(1)	0.3	(11)	(2.0)	(2)	(0.4)
Total real estate-construction	(204)	52.1	(60)	(10.8)	(2)	(0.4)
Real estate-residential
Investor	(10)	2.6	(104)	(18.6)	59	11.2
Owner occupied	163	(41.6)	(25)	(4.5)	(108)	(20.5)
Revolving and junior liens	(3)	0.8	(115)	(20.5)	328	62.4
Total real estate-residential	150	(38.2)	(244)	(43.6)	279	53.1
Real estate-commercial, nonfarm
Owner general purpose	20	(5.1)	709	126.6	237	45.1
Owner special purpose	(126)	32.1	109	19.5	49	9.3
Non-owner general purpose	(9)	2.3	(915)	(163.4)	(419)	(79.7)
Non-owner special purpose	(139)	35.5	163	29.1	255	48.5
Retail properties	-	-	-	-	(455)	(86.5)
Total real estate-commercial, nonfarm	(254)	64.8	66	11.8	(333)	(63.3)
Real estate-commercial, farm	-	-	-	-	-	-
Commercial	(112)	28.50	775	138.4	506	96.2
Other	28	(7.2)	23	4.2	76	14.4
Net (recovery)/charge-off	$(392)	100.0	$560	100.0	$526	100.0

Net recoveries for the quarter reflect continuing management attention to credit quality.

Deposits

Total deposits were $1.72 billion at September 30, 2015.  That amount reflects an increase from total deposits of $1.71 billion at June 30, 2015, and an increase from $1.69 billion at year end 2014.  Demand /Savings / NOW / Money Market balances were essentially unchanged in the third quarter while time deposits or certificates of deposit reflect a modest increase for the period.

Borrowings

The Bank’s borrowing at the Federal Home Loan Bank of Chicago (the “FHLBC”) requires the Bank to be a member and invest in the stock of the FHLBC.  As of September 30, 2015, the Bank had $35.0 million outstanding under FHLBC advances compared to $20.0 million outstanding in advances at June 30, 2015.  Management borrowed overnight funds under the advance program virtually every day in the third quarter.

The Company is also indebted on $58.4 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  In April, 2014, the Company concluded a successful capital raise and used some of the proceeds to pay interest accrued but previously unpaid on the trust preferred securities and, as of the date hereof, the Company continues to be current on the payments due on these securities.

In August, the Bank entered into an interest rate swap as a cash flow hedge with an effective date of June 15, 2017.  The Bank will pay the counterparty a fixed rate and receive a floating rate based on three month LIBOR.  Management concluded that it would be advantageous to enter this transaction given that the Company has trust preferred securities that will change from fixed rate to floating rate on June 15, 2017.  The cash flow hedge has a maturity date of June 15, 2037.

Capital

	September 30,	June 30,	March 31,
	2015	2015	2015
The Company's common equity tier 1 capital ratio	10.26%	9.82%	9.44%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	11.96%	14.21%	13.65%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	15.36%	17.10%	17.28%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage capital ratio	8.46%	10.02%	9.82%
(minimum 4.0% for adequately capitalized)

All ratios presented are based on the regulatory capital rules of Basel III, which took effect on January 1, 2015.  As of September 30, 2015, the Bank’s common equity tier 1 capital ratio of 15.94% and total capital ratio of 17.10% exceeded the minimum capital ratios to be deemed “well capitalized”.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will also host an earnings call on Thursday, October 22, 2015, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035. Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on November 5, 2015, by dialing 877-660-6853, using Conference ID #: 13621280.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	September 30,	December 31,
	2015	2014
Assets
Cash and due from banks	$35,443	$30,101
Interest bearing deposits with financial institutions	18,329	14,096
Cash and cash equivalents	53,772	44,197
Securities available-for-sale, at fair value	408,836	385,486
Securities held-to-maturity, at amortized cost	250,044	259,670
Federal Home Loan Bank and Federal Reserve Bank stock	8,271	9,058
Loans held-for-sale	3,899	5,072
Loans	1,132,912	1,159,332
Less: allowance for loan losses	16,613	21,637
Net loans	1,116,299	1,137,695
Premises and equipment, net	39,701	42,335
Other real estate owned	24,451	31,982
Mortgage servicing rights, net	5,470	5,462
Bank-owned life insurance (BOLI)	57,647	56,807
Deferred tax assets, net	65,150	70,141
Other assets	16,054	13,882
Total assets	$2,049,594	$2,061,787

Liabilities
Deposits:
Noninterest bearing demand	$430,810	$400,447
Interest bearing:
Savings, NOW, and money market	878,226	865,103
Time	411,443	419,505
Total deposits	1,720,479	1,685,055
Securities sold under repurchase agreements	27,074	21,036
Other short-term borrowings	35,000	45,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	9,520	12,655
Total liabilities	1,895,951	1,867,624

Stockholders’ Equity
Preferred stock	-	47,331
Common stock	34,423	34,365
Additional paid-in capital	115,773	115,332
Retained earnings	110,376	100,697
Accumulated other comprehensive loss	(10,963)	(7,713)
Treasury stock	(95,966)	(95,849)
Total stockholders’ equity	153,643	194,163
Total liabilities and stockholders’ equity	$2,049,594	$2,061,787

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Interest and dividend income
Loans, including fees	$13,353	$13,362	$40,038	$39,346
Loans held-for-sale	38	38	153	92
Securities:
Taxable	3,471	3,586	10,218	10,440
Tax exempt	122	110	426	376
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	78	230	232
Interest bearing deposits with financial institutions	12	25	43	60
Total interest and dividend income	17,072	17,199	51,108	50,546
Interest expense
Savings, NOW, and money market deposits	185	175	547	562
Time deposits	799	1,073	2,377	3,604
Other short-term borrowings	6	5	22	10
Junior subordinated debentures	1,072	1,072	3,215	3,847
Subordinated debt	205	199	604	593
Notes payable and other borrowings	1	4	5	12
Total interest expense	2,268	2,528	6,770	8,628
Net interest and dividend income	14,804	14,671	44,338	41,918
Loan loss reserve release	(2,100)	-	(4,400)	(2,000)
Net interest and dividend income after provision for loan losses	16,904	14,671	48,738	43,918
Noninterest income
Trust income	1,444	1,483	4,526	4,619
Service charges on deposits	1,766	1,838	5,086	5,354
Secondary mortgage fees	190	174	715	441
Mortgage servicing (loss) gain, net of changes in fair value	(274)	252	18	269
Net gain on sales of mortgage loans	1,359	914	4,677	2,614
Securities (loss) gain, net	(57)	1,231	(178)	1,457
Increase in cash surrender value of bank-owned life insurance	203	304	840	1,028
Debit card interchange income	1,004	1,011	3,013	2,771
Loss on disposal and transfer of fixed assets	(1,143)	(121)	(1,143)	(121)
Other income	1,156	1,237	4,331	3,693
Total noninterest income	5,648	8,323	21,885	22,125
Noninterest expense
Salaries and employee benefits	8,260	8,856	26,664	27,140
Occupancy expense, net	1,156	1,143	3,521	3,809
Furniture and equipment expense	1,110	989	3,176	2,956
FDIC insurance	373	649	1,023	1,555
General bank insurance	308	371	975	1,203
Amortization of core deposit	-	154	-	1,177
Advertising expense	434	291	992	1,053
Debit card interchange expense	379	418	1,131	1,208
Legal fees	279	332	922	998
Other real estate expense, net	977	2,007	4,717	4,665
Other expense	2,968	3,134	9,203	9,148
Total noninterest expense	16,244	18,344	52,324	54,912
Income before income taxes	6,308	4,650	18,299	11,131
Provision for income taxes	2,384	1,726	6,747	3,984
Net income	$3,924	$2,924	$11,552	$7,147
Preferred stock dividends and accretion of discount	339	1,065	1,873	3,985
Dividends waived upon preferred stock redemption	-	-	-	(5,433)
Gain on preferred stock redemption	-	-	-	(1,348)
Net income available to common stockholders	$3,585	$1,859	$9,679	$9,943

Basic earnings per share	$0.12	$0.06	$0.33	$0.41
Diluted earnings per share	0.12	0.06	0.33	0.41

Ending common shares outstanding	29,478,429	29,442,508	29,478,429	29,442,508
Weighted-average common shares outstanding	29,478,429	29,442,508	29,474,833	23,905,205
Diluted average common shares outstanding	29,746,429	29,767,508	29,724,234	24,127,635

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, except share data, unaudited)

	2014				2015
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Cash and due from banks	$29,901	$36,827	$32,459	$31,314	$31,744	$29,153	$28,999
Interest bearing deposits with financial institutions	23,775	30,333	38,603	19,643	18,022	29,880	18,563
Cash and cash equivalents	53,676	67,160	71,062	50,957	49,766	59,033	47,562

Securities available-for-sale, at fair value	371,229	388,309	348,791	368,944	380,180	409,600	410,083
Securities held-to-maturity, at amortized cost	263,765	264,070	263,832	261,775	258,637	255,293	251,648
Federal Home Loan Bank and Federal Reserve Bank stock	10,292	10,292	9,085	9,058	9,058	8,409	8,271
Loans held-for-sale	2,344	2,829	3,758	4,065	4,782	7,880	3,789
Loans	1,104,065	1,118,089	1,133,379	1,141,297	1,156,662	1,144,605	1,140,624
Less : allowance for loan losses	27,102	25,146	24,492	23,231	21,605	20,546	18,607
Net loans	1,076,963	1,092,943	1,108,887	1,118,066	1,135,057	1,124,059	1,122,017

Premises and equipment, net	45,972	45,575	45,116	42,516	42,306	41,937	41,572
Other real estate owned	39,971	39,094	38,757	39,566	32,392	34,637	29,049
Mortgage servicing rights, net	5,569	5,527	5,522	5,468	5,202	5,416	5,776
Core deposit intangible, net	916	399	23	-	-	-	-
Bank-owned life insurance (BOLI)	55,551	55,894	56,262	56,566	56,927	57,283	57,561
Deferred tax assets, net	75,387	74,082	71,937	71,628	69,936	67,657	66,174
Other assets	12,990	12,798	12,615	11,985	11,781	12,309	11,514
Total other assets	236,356	233,369	230,232	227,729	218,544	219,239	211,646
Total assets	$2,014,625	$2,058,972	$2,035,647	$2,040,594	$2,056,024	$2,083,513	$2,055,016

Liabilities
Deposits:
Noninterest bearing demand	$373,711	$389,926	$389,246	$400,001	$405,933	$435,093	$431,052
Interest bearing:
Savings, NOW, and money market	852,709	861,735	860,342	857,666	881,714	885,809	889,448
Time	468,138	457,818	437,597	421,584	418,615	410,066	404,896
Total deposits	1,694,558	1,709,479	1,687,185	1,679,251	1,706,262	1,730,968	1,725,396

Securities sold under repurchase agreements	24,539	25,224	27,266	27,298	23,437	31,234	31,466
Other short-term borrowings	4,111	8,681	12,174	24,946	25,722	22,638	14,674
Junior subordinated debentures	58,378	58,378	58,378	58,378	58,378	58,378	58,378
Subordinated debt	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500	500	500
Other liabilities	38,966	19,210	11,416	12,177	11,734	10,962	9,782
Total liabilities	1,866,052	1,866,472	1,841,919	1,847,550	1,871,033	1,899,680	1,885,196

Stockholders' equity
Preferred stock	72,991	54,947	47,331	47,331	36,637	31,553	15,091
Common stock	18,840	33,104	34,365	34,365	34,414	34,419	34,422
Additional paid-in capital	66,241	111,279	115,220	115,263	115,413	115,553	115,692
Retained earnings	93,508	96,002	98,256	99,553	102,050	105,208	108,858
Accumulated other comprehensive loss	(7,177)	(6,982)	(5,594)	(7,618)	(7,558)	(6,935)	(8,277)
Treasury stock	(95,830)	(95,850)	(95,850)	(95,850)	(95,965)	(95,965)	(95,966)
Total stockholders' equity	148,573	192,500	193,728	193,044	184,991	183,833	169,820
Total liabilities and stockholder's equity	$2,014,625	$2,058,972	$2,035,647	$2,040,594	$2,056,024	$2,083,513	$2,055,016

Total Earning Assets	$1,775,470	$1,813,922	$1,797,448	$1,804,782	$1,827,341	$1,855,667	$1,832,978
Total Interest Bearing Liabilities	1,453,375	1,457,336	1,441,257	1,435,372	1,453,366	1,453,625	1,444,362

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2014				2015
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Interest and Dividend Income
Loans, including fees	$12,938	$13,046	$13,362	$13,580	$13,218	$13,467	$13,353
Loans held-for-sale	25	29	38	41	43	72	38
Securities:
Taxable	3,502	3,352	3,586	3,691	3,375	3,372	3,471
Tax exempt	148	118	110	96	141	163	122
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	78	78	77	77	77	76
Interest bearing deposits with financial institutions	15	20	25	13	12	19	12
Total interest and dividend income	16,704	16,643	17,199	17,498	16,866	17,170	17,072
Interest Expense
Savings, NOW, and money market deposits	199	188	175	176	179	183	185
Time deposits	1,321	1,210	1,073	896	807	771	799
Other short-term borrowings	2	3	5	9	9	7	6
Junior subordinated debentures	1,387	1,388	1,072	1,072	1,072	1,071	1,072
Subordinated debt	196	198	199	199	197	202	205
Notes payable and other borrowings	4	4	4	4	4	-	1
Total interest expense	3,109	2,991	2,528	2,356	2,268	2,234	2,268
Net interest and dividend income	13,595	13,652	14,671	15,142	14,598	14,936	14,804
Loan loss reserve release	(1,000)	(1,000)	-	(1,300)	-	(2,300)	(2,100)
Net interest and dividend income after provision for loan losses	14,595	14,652	14,671	16,442	14,598	17,236	16,904
Noninterest Income
Trust income	1,459	1,677	1,483	1,579	1,486	1,596	1,444
Service charges on deposits	1,720	1,796	1,838	1,725	1,541	1,779	1,766
Secondary mortgage fees	112	155	174	180	244	281	190
Mortgage servicing (loss) gain, net of changes in fair value	(47)	64	252	(60)	(208)	500	(274)
Net gain on sales of mortgage loans	662	1,038	914	980	1,623	1,695	1,359
Securities (losses) gains, net	(69)	295	1,231	262	(109)	(12)	(57)
Increase in cash surrender value of bank-owned life insurance	358	366	304	369	354	283	203
Debit card interchange income	830	930	1,011	1,035	959	1,050	1,004
Loss on disposal and transfer of fixed assets	-	-	(121)	-	-	-	(1,143)
Other income	1,296	1,160	1,237	1,021	2,083	1,092	1,156
Total noninterest income	6,321	7,481	8,323	7,091	7,973	8,264	5,648
Noninterest Expense
Salaries and employee benefits	9,101	9,183	8,856	9,027	9,255	9,149	8,260
Occupancy expense, net	1,481	1,185	1,143	1,154	1,271	1,094	1,156
Furniture and equipment expense	983	984	989	1,016	1,001	1,065	1,110
FDIC insurance	279	627	649	615	273	377	373
General bank insurance	489	343	371	358	357	310	308
Amortization of core deposit	512	511	154	-	-	-	-
Advertising expense	303	459	291	225	205	353	434
Debit card interchange expense	378	412	418	423	352	400	379
Legal fees	257	409	332	335	223	420	279
Other real estate expense, net	1,008	1,650	2,007	2,252	1,352	2,388	977
Other expense	2,725	3,289	3,134	3,362	2,864	3,371	2,968
Total noninterest expense	17,516	19,052	18,344	18,767	17,153	18,927	16,244
Income before income taxes	3,400	3,081	4,650	4,766	5,418	6,573	6,308
Provision for income taxes	1,198	1,060	1,726	1,777	1,919	2,444	2,384
Net income	2,202	2,021	2,924	2,989	3,499	4,129	3,924
Preferred stock dividends and accretion of discount	1,572	1,348	1,065	1,077	824	710	339
Dividends waived upon preferred stock redemption	-	(5,433)	-	-	-	-	-
Gain on preferred stock redemption	-	(1,348)	-	-	-	-	-
Net income available to common stockholders	$630	$7,454	$1,859	$1,912	$2,675	$3,419	$3,585

Basic earnings per share	$0.04	$0.26	$0.06	$0.06	$0.09	$0.12	$0.12
Diluted earnings per share	0.04	0.26	0.06	0.06	0.09	0.12	0.12

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Net Interest Margin
Interest income (GAAP)	$17,072	$17,170	$17,199
Taxable-equivalent adjustment:
Loans	24	27	29
Securities	65	88	59
Interest income - TE	17,161	17,285	17,287
Interest expense (GAAP)	2,268	2,234	2,528
Net interest income -TE	$14,893	$15,051	$14,759
Net interest income (GAAP)	$14,804	$14,936	$14,671
Average interest earning assets	$1,832,978	$1,855,667	$1,797,448
Net interest margin (GAAP)	3.20%	3.23%	3.24%
Net interest margin - TE	3.22%	3.25%	3.26%

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014
Efficiency Ratio
Noninterest expense	$16,244	$18,927	$18,344
Less amortization of core deposit, net	-	-	154
Less other real estate expense, net	977	2,388	2,007
Adjusted noninterest expense	15,267	16,539	16,183
Net interest income (GAAP)	14,804	14,936	14,671
Taxable-equivalent adjustment:
Loans	24	27	29
Securities	65	88	59
Net interest income (TE)	14,893	15,051	14,759
Noninterest income	5,648	8,264	8,323
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI - (TE)	109	152	164
Noninterest income - (TE)	5,757	8,416	8,487
Less securities (losses) gain, net	(57)	(12)	1,231
Adjusted noninterest income, plus net interest income (TE)	$20,707	$23,479	$22,015
Efficiency ratio	73.73%	70.44%	73.51%